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                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES
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                                                                                  YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                            1994         1993         1992         1991         1990
EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $1,415,456    1,220,781      581,203      419,801      327,360
Fixed charges, excluding capitalized interest...............      669,978      517,742      456,867      698,898      982,086
(A.) Earnings...............................................   $2,085,434    1,738,523    1,038,070    1,118,699    1,309,446
Interest, excluding interest on deposits....................   $  619,698      467,181      405,297      652,393      949,046
One-third of rents..........................................       50,280       50,561       51,570       46,505       33,040
Capitalized interest........................................        1,120          285          381        2,326        3,144
(B.) Fixed charges..........................................   $  671,098      518,027      457,248      701,224      985,230
Consolidated ratios of earnings to fixed charges, excluding
  interest on deposits (A./B.)..............................         3.11X        3.36         2.27         1.60         1.33
INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations....................   $1,415,456    1,220,781      581,203      419,801      327,360
Fixed charges, excluding capitalized interest...............    2,111,226    1,841,000    2,072,538    2,789,501    3,127,374
(C.) Earnings...............................................   $3,526,682    3,061,781    2,653,741    3,209,302    3,454,734
Interest, including interest on deposits....................   $2,060,946    1,790,439    2,020,968    2,742,996    3,094,334
One-third of rents..........................................       50,280       50,561       51,570       46,505       33,040
Capitalized interest........................................        1,120          285          381        2,326        3,144
(D.) Fixed charges..........................................   $2,112,346    1,841,285    2,072,919    2,791,827    3,130,518
Consolidated ratios of earnings to fixed charges, including
  interest on deposits (C./D.)..............................         1.67X        1.66         1.28         1.15         1.10
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